Exhibit 10.6.2

INVESTMENT TECHNOLOGY GROUP, INC.

 STOCK UNIT GRANT AGREEMENT

FOR EMPLOYEES

THIS GRANT AGREEMENT, dated as of                   (the “Date of Grant”), is entered into by and between Investment Technology Group, Inc. (the “Company”), a Delaware corporation, and                  , an employee of the Company’s direct or indirect subsidiary (the “Employee”).

WHEREAS, the Employee has been awarded the following Grant under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”).  Capitalized terms used herein and not defined herein shall have the meanings set forth in the Plan.  In the event of any conflict between this Grant Agreement and the Plan, the Plan shall control.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1.        Grant of Stock Units.  Subject to the terms and conditions set forth in this Grant Agreement and the Plan, the Employee is hereby awarded          Stock Units representing a generally nontransferable right to receive one share of Company Stock, or a cash amount based on the value of one share of Company Stock, as determined by the Committee in its sole discretion, with respect to each underlying Stock Unit at a specified future date (the “Stock Unit Grant”).

2.        Grant Subject to Plan Provisions.  This Stock Unit Grant is granted pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The Plan and the Plan prospectus are available on ITG Exchange; provided that paper copies of the Plan and the Plan prospectus are available upon request by contacting the Legal Department of the Company at ITG_Legal.  This Stock Unit Grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) the registration, qualification or listing of the shares issued under the Plan, (b) changes in capitalization, (c) requirements of applicable law and (d) all other Plan provisions.  The Committee has the authority to interpret and construe this Grant Agreement pursuant to the terms of the Plan, and its decisions are conclusive as to any questions arising hereunder.

3.        Stock Unit Account.  The Company shall establish and maintain a Stock Unit bookkeeping account (the “Account”) on its records for the Employee and shall record in the Account the number of Stock Units awarded to the Employee.  No shares of stock shall be issued and no cash shall be paid to the Employee at the time the Stock Unit Grant is made.

4.        Vesting of the Stock Unit Grant.  Subject to Section 5 below and the other terms and conditions of this Grant Agreement and the Plan, one-third of this Stock Unit Grant shall become vested                    if the Employee has remained continuously employed by the Employer from the Date of Grant through the vesting date and is in Good Standing (as defined below) on the vesting date; provided, however, that the Stock Unit Grant shall become immediately vested in full (i) upon a Change in Control Termination (as defined below) or (ii) upon the Employee’s Termination of Service (as defined below) due to the Employee’s death or Disability (as defined below).  To the extent the Change in Control Termination occurs during the six-month period prior to the Change in Control, the Stock Unit Grant shall become vested in full immediately prior to the Change in Control.  Unless otherwise provided by the Committee, all amounts receivable in connection with any adjustments to the Company Stock under Section 5(d) of the Plan shall be subject to the vesting schedule in this Section 4.

5.        Termination of Service; Violation of Code of Conduct; [Financial Restatement;] Forfeiture of Unvested Stock Unit Grant.

(a)         In the event of the Employee’s Termination of Service for any reason other than due to the Employee’s (i) Change in Control Termination or (ii) death or Disability, in each case, prior to the date the Stock Unit Grant otherwise becomes vested in accordance with Section 4 above, the Stock Unit Grant shall immediately be forfeited by the Employee.  [For non-Operating Committee members only: In addition, whether or not the Employee incurs a Termination of Service, in the event that the Employee materially breaches the Employer’s Code of Business Conduct and Ethics, as such material breach is determined by the Committee in its sole discretion, prior to the date the Stock Unit Grant otherwise becomes vested in accordance with Section 4 above, the Committee may determine, in its sole discretion, that all or a portion of the Stock Unit Grant shall cease to vest effective as of the date of the Employee’s material breach, subject to compliance with applicable law.]  [For Operating Committee members only:  In addition, whether or not the Employee incurs a Termination of Service, if, prior to the date the Stock Unit Grant otherwise becomes vested in accordance with Section 4 above (i) the Employee materially breaches the Employer’s Code of Business Conduct and Ethics, as such material breach is determined by the Committee in its sole discretion, or (ii) the Company is required to prepare a restated financial statement that is filed with an external regulator because of material noncompliance of the Company with any financial reporting requirement, whether or not such restatement involves misconduct of the Employee, then the Committee may determine, in its sole discretion, that the Stock Unit Grant shall cease to vest effective as of the date of the material breach or the date on which the Company is notified of such requirement, as applicable, in each case, subject to compliance with applicable law.]

(b)         For purposes of this Agreement, the following terms have the following meanings:

(i)          “Cause” means “Cause” as defined in an Employee’s Change in Control Agreement or other applicable agreement with the Employing Entity, or if no such agreement exists or the definition of “Cause” is specifically limited to such applicable agreement, “Cause” means the occurrence of any one or more of the following:  (i) the Employee’s willful failure to substantially perform the Employee’s duties with the Employing Entity or the Company (other than any such failure resulting from the Employee’s Disability), after a written demand for substantial performance is delivered to the Employee that specifically identifies the manner in which the Employing Entity believes that the Employee has not substantially performed the Employee’s duties, and the Employee has failed to remedy the situation within fifteen (15) business days of such written notice from the Employing Entity; (ii) gross negligence in the performance of the Employee’s duties which results in material financial harm to the Employing Entity or the Company; (iii) the Employee’s conviction of, or plea of guilty or nolo contendere, to any felony or any other crime involving the personal enrichment of the Employee at the expense of the Employing Entity or the Company; (iv) the Employee’s willful engagement in conduct that is demonstrably and materially injurious to the Employing Entity or the Company, monetarily or otherwise; or (v) the Employee’s willful material violation of any provision of the Company’s code of conduct.

(ii)         “Change in Control Termination” means (A)  the Employee’s Involuntary Termination of Service within six months prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (I) was at the request of a third party who has taken steps reasonably calculated or intended to effect a Change in Control or (II) otherwise arose in connection with, or anticipation of, a Change in Control or (B) the Employee’s employment of service is terminated by Involuntary Termination of Service or by the Employee for Good Reason upon or following a Change in Control.

(iii)        “Disability” means an Employee’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(iv)        “Good Standing” means the Employee is actively employed by the Employing Entity on the vesting date and has not given a notice of resignation to, or received a notice of termination from, the Employing Entity prior to such date.

(v)         “Involuntary Termination of Service” means the Employee incurred a Termination of Service on account of a Termination of Service by the Employing Entity without Cause (other than death or Disability).

(vi)        “Termination of Service” means the Employee ceases to be employed by the Employing Entity, the Company and all of the Company’s Subsidiaries.  An Employee employed by a Subsidiary of the Company shall also be deemed to incur a Termination of Service if such Subsidiary ceases to be a Subsidiary of the Company and such Employee does not immediately thereafter become employed by the Company or another Subsidiary of the Company.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among Employers shall not be considered a Termination of Service.

6.         Settlement.  In settlement of the Stock Unit Grant, the Employee (or the Employee’s heirs in the event of the Employee’s death) shall receive at the time of vesting of the Stock Unit Grant in accordance with Section 4 above (but not later than March 15 of the calendar year following the calendar year in which the Stock Units vest), either a number of shares of Company Stock equal to the number of vested Stock Units then held by the Employee, or a cash amount equal to the value of the shares of Company Stock underlying the vested Stock Units then held by the Employee, or a combination of cash and shares of Company Stock, as determined by the Committee in its sole discretion, in each case subject to reduction for withholding pursuant to Section 9 below.

7.         Rights and Restrictions.  The Stock Unit Grant shall not be transferable, other than by will or under the laws of descent and distribution (or pursuant to a beneficiary designation authorized by the Committee).  Prior to vesting and settlement of the Stock Unit Grant, the Employee shall not have any rights or privileges of a stockholder as to the shares of Company Stock subject to the Stock Unit Grant and shall only have the rights and privileges of a stockholder if and when the Stock Unit Grant is settled in shares of Company Stock.  Specifically, prior to vesting and settlement of the Stock Unit Grant, the Employee shall not have the right to receive dividends or the right to vote such shares of Company Stock, nor shall the Employee have the right to sell, assign, pledge, hypothecate, encumber, transfer or otherwise dispose of, in whole or in part, the Stock Unit Grant, prior to vesting of the Stock Unit Grant and shall only have such rights and privileges with respect to the shares of Company Stock subject to the Stock Unit Grant if and when the Stock Unit Grant is settled in shares of Company Stock.  The Employee shall not have any interest in any fund or specific assets of the Employer by reason of this Stock Unit Grant or the Account established for the Employee.

8.         Limitations.  Nothing herein shall limit the Company's right to issue Company Stock, or Stock Units or other rights to purchase Company Stock subject to vesting, expiration and other terms and conditions deemed appropriate by the Company and its affiliates.  Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, any right, remedy or claim under or by reason of this Grant Agreement or of any term, covenant or condition hereof.

9.         Withholding.  At the time of settlement pursuant to Section 6 above, and in accordance with any rules or regulations of the Committee then in effect, the Company shall withhold an amount equal to the amount of the federal, state or local taxes of any kind required by law to be withheld with respect to the settlement, and in the event that the Stock Units are settled in Company Stock, such withholding shall be pursuant to an automatic share withholding procedure.  To the extent not withheld, the Employee shall pay to the Employing Entity or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld at any time with respect to the Stock Unit Grant and the Employing Entity shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld.

10.       Expenses of Issuance of Company Stock.  To the extent applicable, the issuance of stock certificates hereunder shall be without charge to the Employee.  The Company shall pay, and indemnify the Employee from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of any Company Stock.

11.       Terms are Binding.  The terms of this Grant Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Employee and the Company.

12.       Compliance with Law.  The transfer of Company Stock hereunder shall be subject to the terms, conditions and restrictions as set forth in the governing instruments of the Company, Company policies, applicable federal and state securities laws or any other applicable laws or regulations, and approvals by any governmental or regulatory agency as may be required.  By signing this Grant Agreement, the Employee agrees not to sell any Company Stock at a time when applicable laws or the Company policies prohibit a sale.

13.       References.  References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Grant Agreement.

14.       Notices.  Any notice required or permitted to be given under this Grant Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently, by similar process, give notice of:

If to the Company:

Investment Technology Group, Inc.
One Liberty Plaza

165 Broadway

New York, NY 10006

Attention: General Counsel

If to the Employee:

At the Employee’s most recent address shown on the Employing Entity’s corporate records, or at any other address at which the Employee may specify in a notice delivered to the Company in the manner set forth herein.

15.       No Right to Continued Employment.  This Stock Unit Grant shall not confer upon the Employee any right to continue in the employ of the Employing Entity or any Employer nor shall this Stock Unit Grant interfere with the right of the Employing Entity to terminate the Employee’s employment at any time.

16.       Section 409A.  It is intended that the Stock Unit Grant issued hereunder shall be exempt from, or comply with, Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Stock Unit Grant is subject thereto, and the Stock Unit Grant shall be interpreted on a basis consistent with such intent.  In no event shall the Employee, directly or indirectly, designate the calendar year in which the cash or shares underlying the Stock Unit Grant will be settled.  This Grant Agreement may be amended without the consent of the Employee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

17.       Costs.  In any action at law or in equity to enforce any of the provisions or rights under this Grant Agreement, including any arbitration proceedings to enforce such provisions or rights, the unsuccessful party to such litigation or arbitration, as determined by the court in a final judgment or decree, or by the panel of arbitrators in its award, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys' fees shall be included as part of the judgment.

18.       Further Assurances.  The Employee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Grant Agreement, including but not limited to all acts and documents related to compliance with applicable federal and/or state securities laws.

19.       Counterparts.  For convenience, this Grant Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purposes without the production of any other counterparts.

20.       Governing Law.  This Grant Agreement shall be construed and enforced in accordance with Section 19(h) of the Plan.

21.       Entire Agreement.  This Grant Agreement, together with the Plan, sets forth the entire agreement between the parties with reference to the subject matter hereof, and there are no agreements, understandings, warranties, or representations, written, express, or implied, between them with respect to the Stock Unit Grant other than as set forth herein or therein, all prior agreements, promises, representations and understandings relative thereto being herein merged.

22.       Amendment; Waiver.  This Grant Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.  Any such written instrument must be approved by the Committee to be effective as against the Company.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of the breach of any term or provision contained in this Grant Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Grant Agreement.

23.       Severability.  Any provision of this Grant Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

24.       Recoupment Policy.  The Employee hereby agrees that the Employee will be subject to any compensation clawback or recoupment policies that may be applicable to the Employee as an employee of the Company or any of its affiliates, as in effect from time to time and as approved by the Board or the Committee, whether or not approved before or after the Date of Grant.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Grant Agreement as of the date first above written.

INVESTMENT TECHNOLOGY GROUP, INC.

By:
Name:
Title:

I hereby accept the Stock Unit Grant described in this Grant Agreement, and I agree to be bound by the terms of the Plan and this Grant Agreement.  I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

[Insert Name of the Employee]